APPENDIX 2

Trust                           Series
Colonial Trust I
                  Colonial High Yield Securities Fund
                  Colonial Income Fund
                  Colonial Strategic Income Fund
                  Stein Roe Advisor Tax-Managed Growth Fund

Colonial Trust II
                  Colonial Money Market Fund
                  Colonial Intermediate U.S. Government Fund
                  Colonial Short Duration U.S. Government Fund
                  Newport Tiger Cub Fund
                  Newport Japan Opportunities Fund
                  Newport Greater China Fund

Colonial Trust III
                  Colonial Select Value Fund
                  The Colonial Fund
                  Colonial  Federal Securities   Fund
                  Colonial   Global   Equity  Fund
                  Colonial International  Horizons Fund
                  Colonial  Strategic Balanced Fund
                  Colonial Global Utilities Fund
                  Crabbe Huson Small Cap Fund
                  The Crabbe Huson Special Fund
                  Crabbe Huson Equity Fund
                  Crabbe Huson Real Estate Investment Fund
                  Crabbe Huson Managed Income & Equity Fund
                  Crabbe Huson Oregon Tax-Free Fund
                  Crabbe Huson Contrarian Income Fund
                  Crabbe Huson Contrarian Fund

Colonial Trust IV
                  Colonial High Yield Municipal Fund
                  Colonial Intermediate Tax-Exempt Fund
                  Colonial Tax-Exempt Fund
                  Colonial Tax-Exempt Insured Fund
                  Colonial Municipal Money Market Fund
                  Colonial Utilities Fund



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Colonial Trust V
                  Colonial  Massachusetts  Tax-Exempt Fund
                  Colonial  Connecticut Tax-Exempt Fund
                  Colonial  California  Tax-Exempt Fund
                  Colonial Michigan  Tax-Exempt Fund
                  Colonial  Minnesota  Tax-Exempt Fund
                  Colonial New York  Tax-Exempt  Fund
                  Colonial  North  Carolina Tax-Exempt Fund
                  Colonial Ohio Tax-Exempt Fund
                  Colonial Florida Tax-Exempt Fund

Colonial Trust VI
                  Colonial U.S. Growth & Income Fund
                  Colonial Small Cap Value Fund
                  Colonial Aggressive Growth Fund
                  Colonial Value Fund
                  Newport Asia Pacific Fund

Colonial Trust VII
                  Newport Tiger Fund


By:    Nancy L. Conlin, Secretary For Each Trust



By:    James Tambone, Chief Executive Officer
       Liberty Funds Distributor, Inc.

Dated: February 26, 1999